--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the registrant  /x/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        PHILLIPS-VAN HEUSEN CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------


                   (NAME OF PERSON(S) FILING PROXY STATEMENT)
--------------------------------------------------------------------------------

Payment of filing fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

(3) Filing party:
--------------------------------------------------------------------------------

(4) Date filed:
--------------------------------------------------------------------------------

------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        PHILLIPS-VAN HEUSEN CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the "Company"), a Delaware corporation, will be held at the offices of Chase Securities Inc., 270 Park Avenue, Third Floor Auditorium, New York, New York, on Thursday, June 17, 1999, at 10:00 a.m., for the following purposes:

          (1) to elect 12 directors of the Company to serve for a term of one year;

          (2) to consider and act upon a proposal to ratify the appointment of auditors for the Company to serve for the current fiscal year;

          (3) to consider and act upon the proposal of a stockholder to request the Board of Directors to consider the discontinuance of all bonuses, options, rights, stock appreciation rights, etc., after termination of any existing programs, for top management; and

          (4) to consider and act upon such other matters as may properly come before the meeting.

     Only stockholders of record at the close of business on April 19, 1999 are entitled to vote at the meeting.

     Attendance at the meeting will be limited to holders of record of the Company's Common Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership.

     You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

                                          By order of the Board of Directors,

                                          PAMELA N. HOOTKIN
                                          Secretary

New York, New York
April 30, 1999

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                        PHILLIPS-VAN HEUSEN CORPORATION

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 17, 1999

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the offices of Chase Securities Inc., 270 Park Avenue, Third Floor Auditorium, New York, New York, on Thursday, June 17, 1999, at 10:00 a.m. and at any adjournments thereof.

     The principal executive offices of the Company are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was April 30, 1999.

     Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of elections at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Stockholders of record at the close of business on April 19, 1999 will be entitled to one vote for each share of the Company's Common Stock (the "Common Stock") then held. There were outstanding on such date 27,287,985 shares of Common Stock. The Common Stock is the only outstanding class of voting stock of the Company.

     The rights to purchase shares of the Company's Series A Cumulative Participating Preferred Stock, which automatically trade with the Common Stock, do not vote. Such rights become exercisable, unless they theretofore have been redeemed or have expired, 10 days after a person or affiliated or associated group acquires 20% or more of the Common Stock in a transaction not previously approved by the Company's Board of Directors or commences a tender offer for 30% or more of the Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of April 19, 1999. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                               AMOUNT
NAME AND ADDRESS OF                          BENEFICIALLY    PERCENT OF
BENEFICIAL OWNER                                OWNED         CLASS
------------------------------------------   ------------    ----------
Crabbe Huson Group, Inc.(1) ..............     3,855,800        14.1
  121 SW Morrison
  Suite 1400
  Portland, Oregon 97204

Vaneton International, Inc.(2) ...........     4,429,001        16.2
  P.O. Box 3340
  Road Town
  Tortola, British Virgin Islands

The Prudential Insurance Company of            1,804,500         6.6
  America(3) .............................
  751 Broad Street
  Newark, New Jersey 07102-3777

Mellon Bank Corporation(4) ...............     1,666,372         6.1
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258

Dimensional Fund Advisors Inc.(5) ........     1,464,700         5.4
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

---------------
(1) Crabbe Huson Group, Inc. ("CHG") is a registered investment adviser which shares voting and dispositive power with investors for which it serves as investment adviser with respect to the 3,855,800 shares of Common Stock owned by such investors. CHG disclaims beneficial ownership of all shares owned by such investors. Information as to the shares of Common Stock which may be deemed to be beneficially owned by CHG is as set forth in a Schedule 13G dated February 12, 1999 and filed with the Securities and Exchange Commission.

(2) Dr. Richard Lee, 6/F TAL Building, 49 Austin Road, Kowloon, Hong Kong, may be deemed to beneficially own the 4,429,001 shares of Common Stock owned of record by Vaneton International, Inc. Dr. Richard Lee and Vaneton International, Inc. have shared voting and dispositive power over such shares. Information as to the shares of Common Stock beneficially owned by Vaneton International, Inc. and Dr. Richard Lee is as of April 19, 1999 and as set forth in information filed with the Company.

(3) Prudential Insurance Company of American ("Prudential") is an insurance company under Section 3(a)(19) of the Securities Exchange Act of 1934 (the "Exchange Act") which may have direct or indirect voting and/or investment discretion over 1,804,500 shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential or its applicable affiliate or affiliates may have sole voting or dispositive power with respect to 334,000 of such shares and shared voting or dispositive power with respect to 1,470,500 of such shares. Information as to the shares of Common Stock which may be deemed to be beneficially owned by Prudential is as set forth in a Schedule 13G dated February 2, 1999 and filed with the Securities and Exchange Commission. Prudential reported the combined holdings of such entities for administrative convenience and such


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

         filing should not be construed as an admission by Prudential that it is, for purposes of Section 13 or 16 of the Exchange Act, the beneficial owner of such shares.

(4) Mellon Bank Corporation ("MBC"), through certain of its direct and indirect subsidiaries, may be deemed to be the beneficial owner of 1,666,372 shares of Common Stock, including 1,499,972 shares over which MBC or its applicable subsidiary or subsidiaries may have sole voting power, 1,513,752 shares over which MBC or its applicable subsidiary or subsidiaries may have sole dispositive power and 152,800 shares over which MBC or its applicable subsidiary or subsidiaries may have shared dispositive power. Information as to the shares of Common Stock which may be deemed to be beneficially owned by MBC is as set forth in a
         Schedule 13G dated January 26, 1999 and filed with the Securities and Exchange Commission, which filing is not to be construed as an admission by MBC that MBC or any such subsidiary is, for purposes of
         Section 13(d) or 13(g) of the Exchange Act, a beneficial owner of such shares.

(5) Dimensional Fund Advisors Inc. ("Dimensional"), an investment adviser registered under the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other investment vehicles, including commingled group trusts (such investment companies and investment vehicles being referred to as the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the Common Stock owned by the Portfolios. Dimensional disclaims beneficial ownership of such securities. Information as to the shares of Common Stock which may be deemed to be beneficially owned by Dimensional is as set forth in a Schedule 13G dated February 12, 1999 and filed with the Securities and Exchange Commission.

     The following table presents certain information with respect to the number of shares of Common Stock beneficially owned by each of the directors and nominees for director of the Company, the Chief Executive Officer, the four most highly compensated executive officers of the Company other than the chief executive officer and all of the directors, nominees for director and executive officers of the Company as a group as of April 19, 1999.

                                                       AMOUNT
                                                     BENEFICIALLY    PERCENT OF
NAME                                                  OWNED(1)        CLASS
--------------------------------------------------   ------------    ----------
Michael J. Blitzer................................       18,963            *
Edward H. Cohen...................................       17,715            *
Joseph B. Fuller..................................        7,215            *
Joel H. Goldberg..................................       20,600            *
Marc Grosman......................................        1,000            *
Dennis F. Hightower...............................        1,500            *
Bruce J. Klatsky..................................      109,364            *
Maria Elena Lagomasino............................        5,529            *
Harry N.S. Lee(2).................................        4,528            *
Bruce Maggin......................................       39,215            *
Sylvia M. Rhone...................................            0            *
Allen E. Sirkin...................................       51,793            *
Peter J. Solomon..................................       23,715            *
Mark Weber........................................       59,970            *
Irwin W. Winter...................................       54,151            *
All directors, nominees for director and executive
  officers as a group (16 persons)................      421,607          1.5

---------------
*      Less than 1% of class.

                                       3
                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(1) The figures in the table are based upon information furnished to the Company by the directors, nominees for director and executive officers. The figures do not include the shares held for the executive officers in a master trust by virtue of their participation in the Company's Associates Investment Plan ("AIP"), nor do they include the 1,304,634 shares of Common Stock (4.8%) held in such master trust as of December 31, 1998 for all participants in the AIP. Messrs. Klatsky and Winter are members of the committee that administers the AIP and have the power, under most circumstances, to vote the shares held in the AIP master trust. Except as otherwise indicated, each of the directors, nominees and executive officers has sole voting and investment power with respect to the shares listed as owned by them.

(2) Harry N.S. Lee is a director of Vaneton International, Inc., which beneficially owns 4,429,001 shares (16.2%) of Common Stock. See the prior table for certain information regarding Vaneton International, Inc.

     The figures in the foregoing table include 600 shares held by Joel H. Goldberg and his wife as custodian for their children, as to which Mr. Goldberg has disclaimed beneficial ownership, 190 shares held by Bruce J. Klatsky's child and by Mr. Klatsky's wife as custodian for his child, as to which Mr. Klatsky has disclaimed beneficial ownership, 12,000 shares held by Bruce Maggin as custodian for his children, as to which Mr. Maggin has disclaimed beneficial ownership, and 100 shares held by Mr. Sirkin's wife as custodian for one of Mr. Sirkin's children, as to which Mr. Sirkin has disclaimed beneficial ownership.

     The foregoing table also includes shares which the following directors and executive officers have the right to acquire within 60 days upon the exercise of options granted under the Company's stock option plans: Michael J. Blitzer, 18,963 shares; Edward H. Cohen, 11,715 shares; Joseph B. Fuller, 6,715 shares; Bruce J. Klatsky, 60,506 shares; Maria Elena Lagomasino, 5,329 shares; Harry N.S. Lee, 3,528 shares; Bruce Maggin, 11,715 shares; Allen E. Sirkin, 51,693 shares; Peter J. Solomon, 11,715 shares; Mark Weber, 32,470 shares; Irwin W. Winter, 35,626 shares; and all directors, nominees for director and executive officers as a group, including the foregoing, 265,914 shares.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 13 members, all of one class. Only 12 persons have been nominated to serve on the Board of Directors due to the retirement of one of the current directors and the decision in connection therewith to decrease to 12 the number of directors constituting the full Board of Directors. All members of the Board of Directors are elected by the stockholders at the Annual Meeting of Stockholders of the Company for a term of one year or until their successors are elected and qualified. All of the nominees for director have previously been elected directors of the Company by the stockholders.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 12 NOMINEES NAMED ON THE FOLLOWING PAGE. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED IN THE PROXY.


                                                                                                          YEAR
                                                                                                         BECAME A
NAME                                            PRINCIPAL OCCUPATION                             AGE     DIRECTOR
----------------------------------------------  ----------------------------------------------   ---     --------
Edward H. Cohen...............................  Senior Partner of Rosenman & Colin LLP, a law    60        1987
                                                firm

Joseph B. Fuller..............................  President and Chief Executive Officer of         42        1991
                                                Monitor Company, a management consulting firm

Joel H. Goldberg..............................  President of Career Consultants, Inc., a         55        1997
                                                management consulting firm

Marc Grosman..................................  Founder and Chief Executive Officer of Marc      44        1997
                                                Laurent SA, the owner of a chain of European
                                                apparel stores which trade under the name
                                                CELIO

Dennis F. Hightower...........................  Professor of Management, Harvard University      57        1997
                                                Graduate School of Business Administration

Bruce J. Klatsky..............................  Chairman and Chief Executive Officer of the      50        1985
                                                Company

Maria Elena Lagomasino........................  Senior Managing Director, Chase Manhattan        50        1993
                                                Bank, N.A.

Harry N.S. Lee................................  Managing Director of TAL Apparel Limited, an     56        1995
                                                apparel manufacturer and exporter based in
                                                Hong Kong

Bruce Maggin..................................  Principal of The H.A.M. Media Group, LLC, a      56        1987
                                                media investment company and Chief Executive
                                                Officer of TDN, Inc., a marketer of
                                                interactive television advertising

Sylvia M. Rhone...............................  Chairman and Chief Executive Officer of the      47        1997
                                                Elektra Entertainment Group of Time-Warner
                                                Inc.

                                      5


Peter J. Solomon..............................  Chairman of Peter J. Solomon Company, Ltd.,      60        1987
                                                an investment banking firm

Mark Weber....................................  President and Chief Operating Officer of the     50        1998
                                                Company

     Mr. Cohen is also a director of Franklin Electronic Publishers, Inc., Levcor International, Inc. and Merrimac Industries, Inc. Mr. Goldberg is also a director of Hampshire Group, Limited and Merrimac Industries, Inc. Mr. Grosman is also a director of the AigPe SA. Mr. Hightower is also a director of TJX Companies, Northwest Airlines Corp., Inc. and Pan Am Sat Corporation.
Mr. Maggin is also a director of Newstar Media, Inc. (formerly Dove Entertainment, Inc.). Mr. Solomon is also a director of General Cigar Holding, Inc., Monro Muffler Brake, Inc. and Office Depot, Inc.

     Each of the directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except Mr. Klatsky, who was elected Chairman of the Board of Directors in June 1994; Mr. Maggin, who, until October 1996, was Executive Vice President of Multimedia Group, Capital Cities/ABC, Inc.; Mr. Hightower, who until June 1996 was President of Walt Disney Television and Telecommunications and prior to 1995 was President, Consumer Products Europe, Middle East and Africa, of The Walt Disney Company; and Mr. Weber, who was elected President and Chief Operating Officer of the Company in March 1998, having served as Vice Chairman of the Company for the prior three years and as a Vice President of the Company for the prior seven years.

     No family relationship exists between any director or executive officer of the Company.

     The Company will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended January 31, 1999, there were five meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served, except Ms. Sylvia Rhone who attended two meetings.

     The Board of Directors of the Company has a standing Audit Committee and a standing Compensation Committee; the Company does not have a standing Nominating Committee.

     Audit Committee

     The Audit Committee, composed of Messrs. Cohen, Hightower and Maggin, is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and reviewing with the officers and internal auditors of the Company the scope and nature of the Company's internal audit function. The Audit Committee held three meetings during the fiscal year ended January 31, 1999.

     Compensation Committee

     The Compensation Committee, composed of Ms. Lagomasino and Messrs. Fuller and Solomon, is charged with setting the compensation of all executive officers, administering the Company's existing incentive compensation plans in which executive officers participate and (subject to approval by the Board of Directors) recommending new incentive compensation plans and implementing changes and improvements to existing incentive compensation plans, in each case to the extent they affect executive officers. The Compensation Committee held five meetings during the fiscal year ended January 31, 1999.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors, all filing requirements of Section 16(a) of said Act were complied with during the fiscal year ended January 31, 1999, except that each of Messrs. Blitzer, Chirico and Weber each filed late one report covering one transaction (option grants).


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the Company's chief executive officer and its four most highly compensated executive officers, other than the chief executive officer (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years, ended January 31, 1999, February 1, 1998 and February 2, 1997 (fiscal years 1998, 1997 and 1996, respectively).

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                     ------------
                                                           ANNUAL COMPENSATION          AWARDS         ALL OTHER
                                                         ------------------------    ------------    COMPENSATION(1)
NAME AND                                       FISCAL      SALARY         BONUS       OPTIONS        -------------
PRINCIPAL POSITION                             YEAR         ($)            ($)           #              ($)
--------------------------------------------   ------    ------------    --------    ------------    -------------

Michael J. Blitzer..........................    1998        600,000            --        40,000          55,951
Vice Chairman,                                  1997        475,000            --        20,000          21,864
  Phillips-Van Heusen Corporation               1996        456,250            --        15,000          20,827

Bruce J. Klatsky............................    1998        850,000      700,000(2)     100,000          49,485
Chairman and CEO,                               1997        850,000            --        60,000          63,497
  Phillips-Van Heusen Corporation               1996        850,000            --        35,000          60,324

Allen E. Sirkin.............................    1998        650,000            --        30,000          28,136
Vice Chairman,                                  1997        650,000            --        30,000          27,536
  Phillips-Van Heusen Corporation               1996        650,000            --        25,000          26,640

Mark Weber..................................    1998        690,417      200,000(3)      75,000          42,187
President and COO,                              1997        600,000            --        30,000          25,855
  Phillips-Van Heusen Corporation               1996        575,000            --        25,000          24,390

Irwin W. Winter.............................    1998        500,000            --        78,178          25,834
Executive Vice President,                       1997        500,000            --        30,000          25,504
  Phillips-Van Heusen Corporation               1996        500,000            --        25,000          22,140

     No other annual compensation, restricted stock awards, stock appreciation rights ("SARs") or long-term incentive plan ("LTIP") payouts (all as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by or paid to the Named Executive Officers during any of the Company's last three years.

---------------
(1) All Other Compensation includes payments or contributions required by the AIP and Supplemental Savings Plan, Executive Medical Reimbursement Insurance Plan and Educational Benefit Trust.

       Under the combination of the AIP and the Company's Associates Investment Plan for Residents of the Commonwealth of Puerto Rico, each employee, including the Named Executive Officers, eligible to participate may authorize his or her employer to withhold a specified percentage of his or her compensation, up to 6% in the case of certain management and highly compensated employees, including the Named Executive Officers, and otherwise up to 15% (subject to certain limitations). Under the Supplemental Savings Plan applicable to certain management and highly compensated employees, each employee, including the Named Executive Officers, eligible to participate may currently authorize his or her employer to withhold a specified percentage of his or her compensation, up to 15% after deductions for contributions to the Company's Associates Investment Plans. Prior to April 1, 1999, the Company or its subsidiaries contributed an amount equal to 50% of an employee's contribution up to a maximum of 3% of such employee's total compensation. The Company or its subsidiaries currently will contribute an amount equal to 100% of the first 2% of total compensation contributed by an employee and an amount equal to 25% of the next 4% of total compensation contributed by such employee.

       Prior to April 1, 1999, the entire amount contributed by the Company was invested in Common Stock and the amount contributed by the employee was invested, at the employee's direction, in up to six investment funds (including up to 25% in additional Common Stock), except that, in the case of the Supplemental Savings Plan, the Company's contribution was in the form of phantom shares of Common Stock and the employee's contribution earned interest at the same rate as is paid on 10-year United States Treasury bonds, except for certain employee contributions made prior to July 1, 1995 which were invested in the form of phantom shares of Common Stock. Currently, the amount contributed by the Company and the amount contributed by the employee will be invested, at the employee's direction, in up to eight investment funds including Common Stock (with a 25% cap on the amount of an employee's contributions which may be invested in Common Stock), except that, in the case of the Supplemental Savings Plan, the Company contribution will be invested, at the employee's direction, in either the form of phantom shares of Common Stock or will earn interest at the same rate as is paid on 10-year
       United States Treasury bonds and the employee's contribution will earn interest at the same rate as is paid on 10-year United States Treasury bonds. Prior to April 1, 1999, a participant's interest in the amounts arising out of employer contributions vested after the earlier of five years, at age 65 or upon disability or death. Currently, a participant's interest in the amounts arising out of employer contributions vests ratably over four years, or, if earlier, at age 65 or upon disability or death. In the fiscal years 1998, 1997 and 1996, respectively, the Company made contributions which are reflected under this column in the amounts of $18,865, $14,724 and $13,687 for Mr. Blitzer; $27,710, $26,826 and
       $25,500 for Mr. Klatsky; $21,013, $20,396 and $19,500 for Mr. Sirkin;
       $21,965, $18,715 and $17,250 for Mr. Weber; and $18,711, $18,364 and
       $15,500 for Mr. Winter.

       The Company's Executive Medical Reimbursement Insurance Plan covers eligible employees for most medical charges up to a specified annual maximum. During fiscal years 1998, 1997, and 1996, respectively, the Company incurred the following annual premiums for single or family coverage for the Named Executive Officers which are reflected under this column:

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

       $7,123, $7,140 and $7,140 for Mr. Blitzer; $7,123, $7,140 and
       $7,140 for Mr. Klatsky; $7,123, $7,140 and $7,140 for Mr. Sirkin; $7,123,
       $7,140 and $7,140 for Mr. Weber; and $7,123, $7,140 and $7,140 for Mr.
       Winter.

       Under the Company's Educational Benefit Trust, children of eligible employees received reimbursement of tuition and room and board charges while attending an accredited college or vocational school. The plan was terminated in 1986 except with respect to children who were then covered by the plan. For fiscal years 1998, 1997 and 1996, respectively, the benefits received by the Named Executive Officers, which are reflected under this column, were in the amounts of $29,964, $0 and $0 for Mr. Blitzer; $14,652, $29,531 and $27,684 for Mr. Klatsky; and $13,099,
       $0 and $0 for Mr. Weber.

(2) Mr. Klatsky was awarded a bonus in 1999 to compensate for the fact that he has not received a raise in base salary or a bonus since 1995 and in recognition that his compensation is below the median for chief executive officers of comparable companies in similar industries.

(3) Mr. Weber received a bonus in 1999 to reflect the additional responsibilities he assumed upon his elevation to President of the Company in March 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's 1997 Stock Option Plan (the "Option Plan") granted to the Named Executive Officers during the fiscal year ended January 31, 1999. No stock appreciation rights have been granted by the Company.

                                                     INDIVIDUAL GRANTS
                           ----------------------------------------------------------------------
                                                                           POTENTIAL REALIZABLE
                                       PERCENT OF                            VALUE AT ASSUMED
                                         TOTAL                            ANNUAL RATES OF STOCK
                                        OPTIONS                           PRICE APPRECIATION FOR
                                       GRANTED TO                              OPTION TERM
                            OPTIONS    EMPLOYEES   EXERCISE              ------------------------
                           GRANTED(1)  IN FISCAL    PRICE    EXPIRATION      5%           10%
NAME                           #          YEAR       $/SH       DATE          $            $
-------------------------  ----------  ----------  --------  ----------  -----------  -----------
Michael J. Blitzer.......     30,000        2.8     13.0625    6/18/08       246,448      624,548
                              10,000        0.9     11.6875    4/23/08        73,502      186,269

Bruce J. Klatsky.........    100,000        9.3     13.0625    6/18/08       821,494    2,081,826

Allen E. Sirkin..........     30,000        2.8     13.0625    6/18/08       246,448      624,548

Mark Weber...............     50,000        4.6     13.0625    6/18/08       410,747    1,040,913
                              25,000        2.3     12.7500     3/5/08       200,460      508,005

Irwin W. Winter..........     38,178        3.5     13.0625    6/18/08       313,628       794,80
                              15,000        1.4     14.7500    6/18/08       139,143       352,61
                              25,000        2.3     13.1250    6/18/08       206,355      522,947

All stockholders(2)......        N/A        N/A         N/A        N/A   223,386,883  566,106,222

------------------
(1) Generally, one-third of the outstanding options granted to each person become exercisable on each of the third, fourth and fifth anniversaries of the grant date.

(2) These figures were calculated assuming that the price of the 27,192,772 shares of Common Stock outstanding on June 18, 1998 increased from $13.0625 per share at a compound rate of 5% and 10% per year for 10 years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the option term for all of the Company's stockholders.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to option exercises by the Named Executive Officers during the fiscal year ended January 31, 1999 and with respect to the value at January 31, 1999 of unexercised stock options held by the Named Executive Officers. No stock appreciation rights have been granted by the Company.

                                                                                                                   VALUE OF
                                                                                                                  UNEXERCISED
                                                                                                                    OPTIONS
                                                                                                                  IN-THE-MONEY
                                                                          NUMBER OF UNEXERCISED                   AT FISCAL
                                SHARES                                 OPTIONS AT FISCAL YEAR-END                 YEAR-END(1)
                               ACQUIRED ON     VALUE      -----------------------------------------------------   -------------
                                                                                                                  EXERCISABLE/
                               EXERCISE       REALIZED                  EXERCISABLE/UNEXERCISABLE                 UNEXERCISABLE
NAME                               #             $                                  #                                  $
----------------------------   -----------    --------    -----------------------------------------------------   -------------
Michael J. Blitzer..........          --           --                11,006                      80,457                   --
Bruce J. Klatsky............          --           --                40,621                     209,886                   --
Allen E. Sirkin.............          --           --                37,325                      96,035                   --
Mark Weber..................      10,000       59,375                20,817                     135,820                   --
Irwin W. Winter.............      10,000       85,500                21,312                      95,984                   --

------------------
(1) Fair market value at fiscal year end of securities underlying the options minus the exercise price of the options.

                               PENSION PLAN TABLE

     The following table sets forth the aggregate estimated annual benefits payable, upon retirement at age 65, to employees under the combination of the pension plan for salaried employees and a supplemental defined benefit plan applicable to certain management and highly compensated employees (including the Named Executive Officers), in various compensation and years-of-service classifications, assuming that the Social Security maximum limit does not change from its present level of $72,600.

                               YEARS OF SERVICE
  REMUNERATION    -------------------------------------------
       $            15       20       25       30       35
----------------  -------  -------  -------  -------  -------
  200,000          39,876   52,572   65,082   77,454   89,766
  300,000          62,376   82,572  102,582  122,464  142,266
  400,000          84,876  112,572  140,082  167,454  194,766
  500,000         107,376  142,572  177,582  212,454  247,266
  600,000         129,876  172,572  215,082  257,454  299,766
  700,000         152,376  202,572  252,582  302,454  352,266
  800,000         174,876  232,572  290,082  347,454  404,766
  900,000         197,376  262,572  327,582  392,454  457,266
1,000,000         219,876  292,572  365,082  437,454  509,766

     The benefits under the Company's pension plans are generally based on a participant's career average compensation (except that pre-1994 benefits are based on pre-1994 high five-year average compensation and exclude bonuses). Absent any election by a participant of an optional form of benefit, benefits under the pension plans become payable at the time of retirement, normally at age 65; such benefits under the pension plans for salaried employees are payable monthly for the life of the participant and, in most cases, for the life of such participant's surviving spouse, and benefits under the supplemental defined benefit plan are payable in a lump sum. Notwithstanding the method of payment of benefits under the pension plans, the amounts shown in the above table are shown in the actuarial equivalent amount of a life annuity. The benefits listed above are not subject to any deduction for social security or other offset amounts.

     The credited years of service under the pension plans, as of January 31, 1999, for each of the Named Executive Officers is set forth in the following table.

                                                                               CREDITED YEARS
NAME                                                                           OF SERVICE
----------------------------------------------------------------------------   --------------
Michael J. Blitzer..........................................................         18
Bruce J. Klatsky............................................................         26
Allen E. Sirkin.............................................................         12
Mark Weber..................................................................         26
Irwin W. Winter.............................................................         11

                           COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company or any of its subsidiaries receives a fee of $20,000 for his or her services as a director of the Company and $1,000 for each Board of Directors' meeting attended. Each director who is a member of the Audit Committee or the Compensation Committee receives an additional fee of $2,500. Pursuant to the Option Plan, each outside director is entitled to receive, on an annual basis, a non-incentive option to purchase 4,000 shares of Common Stock at the fair market value on the date of grant.

     The law firm of Rosenman & Colin LLP, of which Mr. Cohen is a senior partner, was engaged as the Company's general outside counsel for the fiscal year ended January 31, 1999, and the Company expects to continue to engage such firm for the fiscal year ending January 30, 2000.

     During the fiscal year ended January 31, 1999, Career Consultants Inc. and S & K Associates, Inc. were paid an aggregate of $396,550 for management consulting and recruiting services they provided to the Company. Mr. Goldberg owns more than 50% of the stock of each of these companies. The Company expects to continue to purchase such services during the fiscal year ending January 30, 2000.

     TAL Apparel Limited, of which Mr. Lee is a director, has been, and continues to be, one of the principal manufacturers of the Company's apparel products. During the fiscal year ended January 31, 1999, the Company purchased approximately $26,660,000 of products and services from TAL Apparel Limited and certain related companies. The Company expects to continue to purchase such goods during the fiscal year ending January 30, 2000.

     Peter J. Solomon Company, Ltd., of which Mr. Solomon is Chairman, provided services to the Company during the current fiscal year in connection with the Company's sale of its "Gant" trademarks and related assets and provided advice with regard to certain other strategic issues.

                      EMPLOYMENT CONTRACTS, TERMINATION OF
                        EMPLOYMENT AND CHANGE-IN-CONTROL
                                  ARRANGEMENTS

     The Company has had in effect since 1987 a Special Severance Benefit Plan providing benefits for 14 key employees of the Company and its subsidiaries, including the Named Executive Officers. Upon the termination of employment by any participant within two years after a change in control of the Company (as defined in the Plan), the participant receives a lump sum payment in an amount generally equal to three times the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. In addition, the Company has agreed to indemnify each participant in the Special Severance Benefit Plan against any and all liabilities he or she may incur under Section 4999(a) of the Internal Revenue Code (relating to excise taxes on excess parachute payments), including any income taxes and/or additional excise taxes applicable to such indemnification payment.

     Certain other plans of the Company in which certain of the Named Executive Officers participate provide for benefits upon the occurrence of a change in control of the Company. The Company's Capital Accumulation Plan, under which participants remaining in the employ of the Company until established target dates earn specified dollar amounts, provides that if a participant's employment with the Company is terminated following a change in control of the Company, the full undiscounted value of the future payments to be made to the participant under the Capital Accumulation Plan becomes immediately payable in a lump sum. Further, each participant's rights are subject to non-competition and non-disclosure restrictions which automatically terminate upon a change in control of the Company. Upon a change in control of the Company, all options which were previously granted under the Company's option plans and which have not expired or been otherwise cancelled become immediately exercisable in full (regardless of whether such options have fully vested).

     Mr. Klatsky is also entitled to the payment under the Special Severance Benefit Plan and the Capital Accumulation Plan (i) if he is not continued as the Company's Chief Executive Officer and Chairman of the Board of Directors prior to his retirement as an employee of the Company, (ii) in the event of the appointment by the Board of Directors of an officer or the hiring by the Board of Directors of an employee with authority equal or superior to the authority of Mr. Klatsky at any time prior to his retirement as an employee of the Company or
(iii) if the Company fails to maintain the terms and conditions of Mr. Klatsky's employment, including a minimum level of compensation, as such existed on April 28, 1993.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended January 31, 1999, the members of the Compensation Committee consisted of Joseph B. Fuller, Maria Elena Lagomasino and Peter J. Solomon. There were no interlocks or insider participations as defined in the proxy regulations of the Securities and Exchange Commission, except Peter
J. Solomon Company, Ltd., of which Mr. Solomon is Chairman, provided services to the Company during the current fiscal year in connection with the Company's sale of its "Gant" trademarks and related assets and provided advice with regard to certain other strategic issues.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's responsibility is to set the compensation of all executive officers, administer the Company's existing incentive compensation plans in which executive officers participate and (subject to approval by the Board of Directors) recommend new incentive compensation plans and implement changes and improvements to existing incentive compensation plans, in each case to the extent they affect executive officers.

     OVERALL POLICY. The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team who have largely been responsible for the Company's success. The Compensation Committee has structured the Company's executive compensation program primarily (i) to compensate its executive officers on an annual basis with a stable, secure cash salary at a sufficiently high level to retain and motivate these officers, (ii) to provide short-term incentives to executive officers to attain certain financial targets and to reward certain accomplishments or activities through annual bonuses, (iii) to link a portion of its executive officers' compensation through stock options to long-term increases in value created for the Company's stockholders by the efforts of these officers and (iv) to be consistent with the Company's high ethical standards. Although the Company's compensation program does not rely to any significant extent on fringe benefits or perquisites, its fringe benefit plans are generally competitive. The Company believes that it has a reputation for providing a reasonably high level of job security in an industry known for high levels of executive turnover.

     The Compensation Committee reviews annually the Company's executive compensation package, taking into account corporate performance, stock price performance and total return to stockholders, as well as industry conditions, recommendations of the Company's Chief Executive Officer and compensation awarded to executives in other companies, especially those involved in the apparel, footwear and specialty retail industries. In establishing future executive compensation packages, the Compensation Committee may adopt additional long-term incentive and/or annual bonus plans to meet the needs of changing employment markets and economic, accounting and tax conditions. In determining the compensation of each individual executive, the Compensation Committee intends to take into account the performance of the executive and the full compensation package afforded by the Company to him or her, including pension benefits, insurance and other benefits. The views of the Company's Chief Executive Officer are considered by the Compensation Committee in their review of the performance and compensation of each individual executive officer.

     BASE SALARIES. Annual salaries are determined by evaluating the performance of the Company and of each individual executive officer. In the case of executive officers with responsibility for particular operations of the Company, the financial results of those operations are also considered. In evaluating overall performance and results of particular operations of the Company, the Compensation Committee reviews the extent to which the Company or the particular operations achieved budgeted estimates for sales, gross and after-tax margins and earnings per share and the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index). Where appropriate, the Compensation Committee considers non-financial performance measures, including market share increases, manufacturing and distribution efficiency gains, improvements in product quality, improvements in relations with customers and suppliers and a demonstrated commitment to the welfare and dignity of the Company's associates. Also considered are years of service to the Company. Finally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions among the executive officers and between the executive officers, on the one hand, and the Company's Chief Executive Officer, on the other hand. There is no specific relationship between achieving or failing to achieve the budgeted estimates or the Company's relative results and the annual salaries determined by the Compensation Committee for any of the executive officers. No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination, based upon the experience of its members and the recommendations of the Company's Chief Executive Officer, of appropriate compensation levels.

     In determining the base salary of the Company's Chief Executive Officer for the fiscal year ended January 31, 1999, the Compensation Committee took into account the salaries of chief executive officers of many public peer companies (including companies that are part of the Line of Business Index) and private peer companies known to the members of the Committee, the performance of the Common Stock over the prior several years and the assessment by the Compensation Committee of Mr. Klatsky's individual performance. In evaluating whether the Company achieved its financial goals, the Compensation Committee reviewed the extent to which the Company achieved budgeted estimates for sales, gross and after-tax margins and earnings per share and the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index). The Compensation Committee also reviewed several compensation surveys in determining Mr. Klatsky's compensation package.

     SHORT-TERM INCENTIVES.

     SENIOR MANAGEMENT BONUS PROGRAM. Based upon the Compensation Committee's recommendation, for each of the past two fiscal years and the current fiscal year, the Board of Directors adopted a senior management bonus program under which 17 eligible senior management executives, including the Company's executive officers, could receive a bonus based on earnings targets for the Company as a whole or, in the case of divisional presidents and the vice chairmen, earnings targets for their respective divisions. Participants for each fiscal year the program has been in effect were approved by the Board of Directors during the first quarter of the applicable fiscal year. Threshold, budget and maximum earnings targets were also set by the Board of Directors during the first quarter of each fiscal year. In order to remain eligible to receive a bonus, a participant must be employed by the Company on the last day of the vesting period described below. If an executive dies during a fiscal year for which he or she was selected as a participant in the program, his or her estate would receive the bonus, if any, payable to the participant for that fiscal year, pro rated to reflect the portion of the year worked by the participant. For the current fiscal year, bonus payments will be calculated in relation to the extent, if any, to which earnings fall within the target range. The amount of a participant's bonus payment, if any, for a fiscal year is determined by the end of the first quarter of the succeeding fiscal year. Payment of any bonus earned is subject to a one year vesting period, ending on the last day of the succeeding fiscal year, except that vesting may be accelerated at the discretion of the Chief Executive Officer. Interest will accrue on any unpaid bonus amounts beginning with the first day of the second quarter of the fiscal year following the fiscal year for which the bonus had been awarded. For the fiscal year ended January 31, 1999, no bonuses were earned or awarded to executive officers under the Senior Management Bonus Program.

     DISCRETIONARY BONUSES. The Compensation Committee has the authority to award annual bonuses to executive officers on a discretionary basis. In determining the discretionary bonuses of Messrs. Klatsky, Weber and Chirico for the fiscal year ended January 31, 1999, the Compensation Committee reviewed each executive's overall compensation package and took into account factors including, but not limited to, the assessment by the Compensation Committee of each executive's individual performance and the compensation awarded to executives in other companies, especially companies involved in the apparel, footwear and specialty retail industries. The Compensation Committee also considered that certain major changes in the Company's overall strategic focus were executed during the fiscal year ended January 31, 1999 and that such changes are expected to have long-term benefits for the Company and its stockholders. In determining Mr. Klatsky's bonus, the Compensation Committee also took into account the fact that Mr. Klatsky has not received a raise in base salary or a bonus since 1995 and that his compensation falls below the median compensation for chief executive officers at comparable companies. In determining the bonuses of Messrs. Weber and Chirico, the Compensation Committee also took into account the fact that each of them assumed additional responsibilities upon their elevations to new positions within the Company.
(Mr. Weber was promoted from Vice Chairman to President in March 1998, and
Mr. Chirico was promoted from Vice President and Controller to Executive Vice President and Chief Financial Officer in December 1998.)

     LONG-TERM INCENTIVES. Under the Option Plan, stock options are granted to employees of the Company, including the executive officers. Stock options are designed to align the interests of employees with those of the stockholders. Stock options are granted at prices equal to fair market value at the date of grant. Generally, stock options may not be exercised until the third anniversary of the date on which they are granted, and grants of stock options do not become fully exercisable until the fifth anniversary of the date on which they are granted. The stock options granted to executive officers (and other employees) under the Option Plan generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to the executive to increase stockholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.

     In view of changing tax laws and economic and employment conditions, the Compensation Committee regularly examines other methods of incentive based compensation for executive officers and intends to implement, when appropriate, such methods in lieu of or in addition to stock options.

     Grants under the Option Plan were awarded in June 1998 to approximately 240 of the key employees of the Company, including the executive officers. Each such individual received a fixed number of shares relative to his or her salary range and based on an option valuation model as of the date of the grant. The options were granted in an amount such that the value of the award, when combined with base compensation and, for participants in the Senior Management Bonus Program, the potential award that executive might receive under the Senior Management Bonus Program, would provide competitive total compensation relative to comparable positions at other companies. The value of the options granted to the Named Executive Officers on June 18, 1998 were, on average, 24% of the direct compensation for the Named Executive Officers for the fiscal year ended
January 31, 1999.

     STOCK OWNERSHIP. To ensure that management's interests remain aligned with stockholders' interests, the Company encourages key executives to retain shares acquired pursuant to the exercise of stock options. In addition, employees of the Company acquire Common Stock of the Company through the Company's Associates Investment Plans. The fact that many of the Company's executive officers have chosen to invest a large portion of the discretionary portion of their Associates Investment Plan funds in Common Stock evidences their deep commitment to and belief in the future success of the Company.

     FEDERAL INCOME TAX DEDUCTIBILITY OF EXECUTIVE
COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million (the "Deductibility Limit"), subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. While the Company generally does not expect to pay its executive officers compensation in excess of the Deductibility Limit, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible. For the fiscal year ended January 31, 1999, the Company's Chief Executive Officer, Bruce J. Klatsky, was awarded a discretionary bonus, which brought his compensation above the Deductibility Limit.

                             Compensation Committee

                      Maria Elena Lagomasino, Chairperson
                                Joseph B. Fuller
                                Peter J. Solomon

                               PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of the S&P 500 Composite Index and a line of business index comprised of the S&P 500 Retail Store Composite Index, the S&P 500 Textile (Apparel Manufacturers) Index and the S&P 500 Shoes Index for the five fiscal years ended January 31, 1999. The figures represented in the performance graph assume the reinvestment of dividends.

                        COMPARISON OF 5 YEAR CUMULATIVE
                                  TOTAL RETURN

                             [CHART APPEARS HERE]

                    Phillips-           S&P 500         Line of Business
                   Van Heusen       Composite Index           Index
                   ----------       ---------------     ----------------

      Jan-94         100.00              100.00               100.00
      Jan-95          44.52               97.89                98.89
      Jan-96          29.68              132.30               112.09
      Jan-97          38.16              163.41               144.61
      Jan-98          34.10              203.72               156.00
      Jan-99          17.84              265.90               183.37

---------------

Note: Line of Business Index is composed of a blended weighting of the S&P 500 Retail Store Composite Index (50%), the S&P 500 Textile (Apparel Manufacturers) Index (33%) and the S&P 500 Shoes Index (17%) to correspond generally to the Company's relative sales over the five-year period attributable to its retail, wholesale apparel and wholesale footwear operations.

VALUE OF $100.00 INVESTED AFTER FIVE YEARS:

Phillips-Van Heusen Corporation Common Stock                              $ 17.84
S&P 500 Composite Index                                                   $265.90
Line of Business Index                                                    $183.37

                             SELECTION OF AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Ernst & Young LLP, independent auditors, as auditors for the fiscal year ending January 30, 2000. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending January 29, 2001, since it would be impracticable to replace the Company's auditors so late into the Company's current fiscal year. The auditing and tax fee paid to Ernst & Young LLP for the fiscal year ended February 1, 1998 was $814,000. The audit and tax work for the fiscal year ended January 31, 1999 is not yet completed, but it is estimated that total fees will be greater as they include expenses related to the Company's debt offering in April 1998.

     It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                              STOCKHOLDER PROPOSAL

     Robert D. Morse, of 212 Highland Avenue, Moorestown, New Jersey 08057, who is the holder of $2,000 or more of the Common Stock, has given notice that he intends to present the following proposal for a vote at the Annual Meeting of
Stockholders:

          "[T]hat the officers and directors consider the discontinuance of all bonuses, options, rights, SAR's, etc. (This applies only to future bonus agreements.) This does not include any programs for employees."

          Mr. Morse has submitted the following in support of this resolution:

             "Reasons:

             Management and directors are compensated enough to buy on open market, just as you and I, if they are motivated.

             Management is already well paid with base pay, life insurance, retirement plans, paid vacations, free use of vehicles, etc.

             Options, rights, SAR's, etc. are available elsewhere, and a higher offer would induce transfers, not necessarily 'hold and retain' qualified persons.

             Comparison with 'peer groups', [other similar companies] pay is unfair, as other management could be better or worse. Would they also accept the mistakes of others?

             'Align management with shareowners' is a repeated ploy or 'line' to lull us as to continually increasing their takes of our assets. Do we get any purchase options at previous rates?

             Please vote YES for this proposal.

             If officers filled out a daily work sheet, what would the output show?"

     THE COMPANY RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED AGAINST THE ADOPTION OF THIS RESOLUTION UNLESS OTHERWISE SPECIFIED IN THE PROXY.

     The Company has developed an executive compensation program that it believes encourages management stability in an industry known for high levels of executive turnover and one which incentivizes the Company's executives to make responsible business decisions that are designed to result in Company performance that benefits all stockholders. The Company's executive compensation structure is more fully described in the Compensation Committee Report on Executive Compensation that appears on page 12 of this Proxy Statement. In general, the Company's executive compensation program is intended to provide executive officers with a stable, competitive annual base salary and short-term and long-term incentives to encourage improved Company performance and align compensation with changes in the market price of the

Common Stock. Short-term incentives consist of annual bonuses, the awarding of which are dependent on the annual financial and non-financial performance of the Company and/or the executive's business group and/or the executive. Long-term incentives consist of stock option grants, which only provide value to executives if the market price of the Common Stock increases over an extended period. Stock options generally may not be exercised until the third anniversary of the date on which they are granted, and do not become fully exercisable until the fifth anniversary of the date on which they are granted. Moreover, the Company must remain competitive in the area of executive compensation so that it will continue to attract and retain strong, well-qualified executives. Without these programs, the Company does not believe it could remain competitive for executive talent. For these reasons, the Company believes it is not in the stockholders' interest to adopt this proposed resolution, and you are urged to vote against it.

                                 MISCELLANEOUS

     Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than January 1, 2000. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company not later than March 17, 2000 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.

     The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and/or personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson & Company, which is retained by the Company on a continuing basis at an annual fee not to exceed $6,000, will aid in the solicitation of proxies for the meeting.

     Copies of the 1998 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, please send your written request to the Secretary of the Company at the address indicated below to discontinue mailing a duplicate copy to the account or accounts selected by you.

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JANUARY 31, 1999 UPON WRITTEN REQUEST TO:

     The Secretary
     Phillips-Van Heusen Corporation
     200 Madison Avenue
     New York, New York 10016

                                          By order of the Board of Directors,

                                          PAMELA N. HOOTKIN
                                          Secretary

New York, New York
April 30, 1999

                             APPENDIX 1 - PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                         PHILLIPS-VAN HEUSEN CORPORATION
                               200 Madison Avenue
                            New York, New York 10016


         BRUCE J. KLATSKY and MARK WEBER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 17, 1999, and any adjournments thereof, on the matters printed on the reverse side.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

         o        FOR the election of all of the nominees for director;

         o        FOR the appointment of auditors; and

         o        AGAINST the stockholder proposal.



                      (Continued, and to be dated and signed on the other side.)

                      PHILLIPS-VAN HEUSEN CORPORATION
                      P.O. BOX 11287
                      NEW YORK, NEW YORK 10203-0287

                                    [REVERSE]

The Board recommends a vote FOR proposals 1 and 2 below.

1.       Election of the nominees for director listed below:


FOR all nominees /_/   WITHHOLD AUTHORITY to              /_/   *EXCEPTIONS /_/
listed below           vote for all nominees listed below



NOMINEES:  EDWARD H. COHEN, JOSEPH B. FULLER, JOEL H. GOLDBERG, MARC GROSMAN,
           DENNIS F. HIGHTOWER, BRUCE J. KLATSKY, MARIA ELENA LAGOMASINO, HARRY N.S. LEE, BRUCE MAGGIN, SYLVIA M. RHONE, PETER J. SOLOMON and MARK WEBER

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

* Exceptions ___________________________________________________________________


2.       Appointment of auditors. FOR /_/ AGAINST /_/ ABSTAIN /_/

3. Stockholder proposal to request the Officers and Directors to consider the discontinuance of all bonuses immediately, and options, rights, SAR's, etc. after termination of any existing programs for top management.


The Board recommends a vote AGAINST this stockholder proposal.

FOR /_/     AGAINST /_/     ABSTAIN /_/


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                              Address Change and/or Comments /_/

Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly each stockholder should sign.

Dated: _____________, 1999

________________________________
     Signature

________________________________
     Signature, if held jointly


To vote, fill in (x) with black or blue ink only. /x/